Exhibit 5

April 21, 2011

To the Board of Directors
of John Deere Capital Corporation

Ladies and Gentlemen:

We are acting as counsel for John Deere Capital Corporation, a Delaware corporation (the “Company”), in connection with the automatic Registration Statement on Form S-3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed on April 21, 2011 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the offering from time to time, as set forth in the combined prospectus pursuant to Rule 415 contained in the Registration Statement (the “Prospectus”) and as to be set forth in one or more supplements to the Prospectus (each such supplement, a “Prospectus Supplement”), of the Company’s debt securities (the “Debt Securities”), warrants to purchase debt securities (the “Debt Warrants”) and preferred stock (the “Preferred Stock”) with an aggregate issue price of up to $18,000,000,000.  The Debt Securities, the Debt Warrants and the Preferred Stock are collectively referred to as the “Securities”.

The Debt Securities will be issued in one or more series and may be either senior debt securities (“Senior Securities”) issued pursuant to an Indenture dated as of March 15, 1997 (the “Senior Indenture”) between the Company and The Bank of New York Mellon (formerly The Bank of New York, successor trustee to The Chase Manhattan Bank), trustee (the “Senior Trustee”), as supplemented by the first supplemental indenture ( the “First Supplemental Indenture”) dated as of April 21, 2011, between the Company and the Senior Trustee, or subordinated debt securities (“Subordinated Securities”) to be issued in one or more series pursuant to an Indenture dated as of September 1, 2003 (the “Subordinated Indenture”) between the Company and U.S. Bank National Association, trustee (the “Subordinated Trustee”).  The Debt Warrants will be issued under one or more debt warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and a financial institution identified therein as warrant agent (each, a “Warrant Agent”).

In that connection, we have reviewed originals or copies of the following documents:

(a)                                  the Senior Indenture;

(b)                                 the Subordinated Indenture;

(c)                                  the First Supplemental Indenture,

(d)                                 the Warrant Agreement;

(e)                                  the forms of certificates representing the Senior Securities;

(f)                                    the forms of certificates representing the Subordinated Securities;

(g)                                 the Registration Statement; and

(h)                                 the Prospectus, to be supplemented by the Prospectus Supplement.

The documents described in the foregoing clauses (a) through (h) are collectively referred to herein as the “Opinion Documents”.

We have also reviewed originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below, including resolutions of the Board of Directors of the Company relating to the issuance and sale of the Securities (the “Resolutions”).

In our review of the Documents, we have assumed:

(a)           The genuineness of all signatures.

(b)           The authenticity of the originals of the documents submitted to us.

(c)           The conformity to authentic originals of any documents submitted to us as copies.

(d)           As to matters of fact, the truthfulness of the representations made in the Opinion Documents and in certificates of public officials and officers of the Company.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Opinion Documents or the transactions governed by the Opinion Documents and, for purposes of our opinions below, the General Corporation Law of the State of Delaware.  Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Opinion Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to the specific assets or business of any party to any of the Opinion Documents or any of its affiliates.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

1.             The First Supplemental Indenture has been duly authorized, executed and delivered by the Company pursuant to the authority granted in the Resolutions and, assuming due authorization, execution and delivery thereof by the Senior Trustee, constitutes a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms.

2.             The Senior Indenture has been duly authorized, executed and delivered by the Company pursuant to the authority granted in the Resolutions and, assuming due authorization, execution and delivery thereof by the Senior Trustee, constitutes a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms.

3.             The Senior Securities (including Senior Securities issuable upon exercise of any Debt Warrants) have been duly authorized and, when the final terms thereof have been duly established and approved and when duly executed by the Company, in each case pursuant to the authority granted in the Resolutions, and authenticated by the Senior Trustee in accordance with the Senior Indenture and delivered to and paid for by the purchasers thereof, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Senior Indenture.

4.             The Subordinated Indenture has been duly authorized, executed and delivered by the Company pursuant to the authority granted in the Resolutions and, assuming due authorization, execution and delivery thereof by the Subordinated Trustee, constitutes a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms.

5.             The Subordinated Securities (including Subordinated Securities issuable upon exercise of any Debt Warrants) have been duly authorized and, when the final terms thereof have been duly established and approved and when duly executed by the Company, in each case pursuant to the authority granted in the Resolutions, and authenticated by the Subordinated Trustee in accordance with the Subordinated Indenture and delivered to and paid for by the purchasers thereof, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Subordinated Indenture.

6.             The Warrant Agreements have been duly authorized and, when the final terms thereof have been duly established and approved, and when such Warrant Agreements have been executed and delivered by the Company pursuant to the authority granted in the Resolutions and, assuming due authorization, execution and delivery thereof by the applicable Warrant Agent, will constitute valid and legally binding instruments of the Company enforceable against the Company in accordance with their respective terms.

7.             The Debt Warrants have been duly authorized and, when the final terms thereof have been duly established and approved and when certificates representing such Debt Warrants have been duly executed by the Company, in each case pursuant to the authority granted in the Resolutions, and when such certificates have been countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers thereof, such Debt Warrants will constitute valid and legally binding obligations of the Company entitled to the benefits of the applicable Warrant Agreement.

8.             The Preferred Stock has been duly authorized and, when the final terms thereof have been duly established and approved and certificates representing such shares have been duly executed by the Company, in each case pursuant to the authority granted in the Resolutions, and delivered to and paid for by the purchasers thereof, and when all corporate action necessary for the issuance of such shares has been taken, including the adoption and filing of a Certificate of Designations, such shares will be validly issued, fully paid and non-assessable.

Our opinions expressed above are subject to the following qualifications:

(a)           Our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).

(b)           Our opinions are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c)           Our opinions are limited to Generally Applicable Law and we do not express any opinion herein concerning any other law.

This opinion letter speaks only as of the date hereof.  We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the Prospectus under the caption “Legal Opinions.” In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ SHEARMAN & STERLING

LLJ/TMV/DMZ

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